                              BRE PROPERTIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE

PRIMARY EARNINGS PER SHARE

On June 8, 1993, the company called for redemption at par all of the 9 1/2% Convertible Subordinated Debentures due 2008. At July 31, 1992, $46,883,000 had been outstanding. Of that amount, $46,180,000 converted into shares of common stock at a price of $31 per share. The remaining $703,000 were redeemed in cash. These debentures were not common stock equivalents.


                                                                  For the Year Ended July 31,
                                                                  ---------------------------

                                                     1995                1994                1993
                                                 -----------         -----------         -----------
Shares outstanding at beginning of year           10,916,483          10,912,399          7,920,041
Averaged for dates of issuance, grants,
 exercises or conversions:

 Public offering, 1,500,000 shares,
   March 29, 1993                                                                           576,923
 Exercisable, in-the-money, stock options              8,635              16,586             15,163
 Restricted shares granted, less forfeitures           8,936               2,562              1,530
 Shares issued on conversion of debentures                                                  259,856
 Exercise of stock options                             6,923               1,118                695
                                                 -----------         -----------        -----------

 Average shares outstanding                       10,940,977          10,932,665          8,774,208
                                                 -----------         -----------        -----------
                                                 -----------         -----------        -----------

 Income before gain on sales of investments      $23,184,412         $21,756,629        $16,613,020
                                                 -----------         -----------        -----------
                                                 -----------         -----------        -----------

 Per share- as computed                                $2.12               $1.99              $1.89
                                                       -----               -----              -----
                                                       -----               -----              -----


 Net gain on sales of investments                 $2,370,119            $548,334         $9,869,239
                                                 -----------         -----------        -----------
                                                 -----------         -----------        -----------

 Per share- as computed                                 $.21                $.05              $1.13
                                                       -----               -----              -----
                                                       -----               -----              -----

 Provision for possible investment losses       $(2,000,000)
                                                 -----------
                                                 -----------

 Per share- as computed                               $(.18)
                                                       -----
                                                       -----

 Primary earnings per share amount                    $2.15               $2.04               $3.02
                                                      ------              -----               -----
                                                      ------              -----               -----


                              BRE PROPERTIES, INC.



                                                                 For the Year Ended July 31,
                                                                 ---------------------------

                                                    1995                1994                 1993
                                                 -----------        ------------         -----------
FULLY DILUTED EARNINGS PER SHARE

Shares outstanding at end of year                10,962,065          10,916,483          10,912,399
Exercisable, in-the-money, stock options              8,635              16,586              15,163
Assumed conversion of 9 1/2% Debentures due 2008
                                                 -----------        ------------         -----------
                               Total Shares      10,970,700          10,933,069          10,927,562
                                                ------------        ------------         -----------
                                                ------------        ------------         -----------
Income before gain on sales of investments      $23,184,412         $21,756,629         $16,613,020
Add interest on 9 1/2% Debentures due 2008                                                3,472,991
                                                ------------        ------------         -----------
                                                $23,184,412         $21,756,629         $20,086,011
                                                ------------        ------------         -----------
                                                ------------        ------------         -----------
Per share- as computed                                $2.12               $1.99               $1.84
                                                      ------              ------              ------
                                                      ------              ------              ------
Net gain on sales of investments                 $2,370,119            $548,334          $9,869,239
                                                 -----------        ------------         -----------
                                                 -----------        ------------         -----------
Per share- as computed                                 $.21                $.05                $.90
                                                      ------              ------              ------
                                                      ------              ------              ------
Provision for possible investment losses        $(2,000,000)
                                                 -----------
                                                 -----------

Per share- as computed                                $(.18)
                                                      ------
                                                      ------
Fully diluted earnings per share - as computed        $2.15               $2.04               $2.74
                                                      ------              ------              ------
                                                      ------              ------              ------
Fully diluted earnings per share - as reported        $2.15               $2.04               $2.74
                                                      ------              ------              ------
                                                      ------              ------              ------


                                      -31-